Exhibit 99.1

LKQ European Holdings B.V. to Offer €1.0 Billion Senior Notes

Chicago, IL (March 19, 2018) - LKQ Corporation (Nasdaq:LKQ) today announced that LKQ European Holdings B.V., a wholly-owned subsidiary, intends to privately offer, subject to market and other conditions, €1.0 billion in aggregate principal amount of senior notes due 2026 and senior notes due 2028. The notes will be fully and unconditionally guaranteed by LKQ Corporation and each of its domestic wholly-owned subsidiaries that are guarantors under its senior secured credit facility. The Company intends to use the net proceeds from the offering, together with borrowings under its senior secured credit agreement, (i) to finance a portion of the consideration payable for the pending Stahlgruber GmbH acquisition, (ii) for general corporate purposes and (iii) to pay related fees and expenses, including the refinancing of net financial debt.

The notes have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or the securities laws of any other jurisdiction. As a result, they may not be offered or sold in the United States or to any U.S. persons except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. The notes will be offered only to non-U.S. persons outside the U.S. pursuant to Regulation S under the Securities Act and to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy the notes in the offering, nor shall there be any sale of such notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, Europe, and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Forward Looking Statement

Statements and information in this press release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are made pursuant to the “safe harbor” provisions of such Act.

Forward-looking statements include, but are not limited to, statements regarding our outlook, guidance, expectations, beliefs, hopes, intentions and strategies. These statements are subject to a number of risks, uncertainties, assumptions and other factors including those identified below.  All forward-looking statements are based on information available to us at the time the statements are made. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

You should not place undue reliance on our forward-looking statements. Actual events or results may differ materially from those expressed or implied in the forward-looking statements. The risks, uncertainties, assumptions and other factors that could cause actual results to differ from the results predicted or implied by our forward-looking statements include the factors discussed in our filings with the SEC, including those

Exhibit 99.1

disclosed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2017 and in our subsequent Quarterly Reports on Form 10-Q. These reports are available on our investor relations website at lkqcorp.com and on the SEC website at sec.gov.

MiFID II professionals/ECPs-only/No PRIIPs KID

Manufacturer target market (MIFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) has been prepared as not available to retail in EEA.

Joseph P. Boutross-LKQ Corporation
Vice President, Investor Relations
jpboutross@lkqcorp.com
(312) 621-2793